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AMCORE FINANCIAL, INC. AND SUBSIDIARIES
EXHIBIT 11
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


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

                                                        For the Years Ended,
(in 000's)                                            1995      1994      1993
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
PRIMARY EARNINGS PER SHARE:
 EARNINGS
  Income applicable to common stock                  $18,271   $21,801  $21,440
 SHARES
  Weighted average number of common shares            14,083    14,023   13,972

  Dilutive effect of outstanding options (as
  determined by application of the treasury
  stock method)                                          224       196      153
                                                     -------   -------  -------
  Weighted average number of shares, as adjusted      14,307    14,219   14,125
                                                     =======   =======  =======

 PRIMARY EARNINGS PER SHARE*                         $ 1.277   $ 1.533  $ 1.518
                                                     =======   =======  =======

FULLY DILUTED EARNINGS PER SHARE:
 EARNINGS
  Income applicable to common stock                  $18,271   $21,801  $21,440

SHARES
 Weighted average number of shares, as adjusted
  per primary computation above                       14,307    14,219   14,125

 Additional dilutive effect of outstanding options
  (as determined by application of the treasury
  stock method)                                           --        --       62
                                                     -------   -------  -------

 Weighted average number of shares, as adjusted       14,307    14,219   14,187
                                                     =======   =======  =======

FULLY DILUTED EARNINGS PER SHARE*                    $ 1.277    $ 1.533 $ 1.511
                                                     =======   =======  =======

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*  This calculation is submitted in accordance with Regulation S-K Item
   601(b)(11) although not required footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.